UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 10, 2005

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

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           Nevada                        000-49735                 87-0642947
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(State or other jurisdiction of    (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)


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                        3170 De La Cruz Blvd., Suite 108
                              Santa Clara, CA 95054

               (Address of principal executive offices) (Zip Code)
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       Registrant's telephone number, including area code: (408) 986-6020




          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01. Other Events.


         On June 10, 2005, Siemens Medical Solutions USA, Inc. ("Siemens") served the Company with a summons and complaint for $144,702.51 outstanding and due under a promissory note dated December 3, 2004 in the original principal amount of $171,185 plus costs and attorney's fees incurred in connection with enforcing such promissory note.

         In December 2004, the Company and Siemens reached a settlement agreement whereby the Company signed an unsecured note in the amount of $171,185 in full satisfaction of all outstanding amounts due Siemens. The note was due in full on December 31, 2004. The note is non-interest bearing unless the Company fails to repay the note when due after which the note accrues interest from the due date until repaid at 9% per annum. The Company did not pay the note in full on December 31, 2004, but did, however, pay all accrued interest plus principal in the amount of $21,185 in May 2005. The lawsuit filed by Siemens is for repayment of the balance due under such note. The Company and Siemens are currently discussing payment of the remaining balance under the note, but no assurance can be given that resolution favorable to the Company will be reached or that Siemens will not continue with the lawsuit.

         This action by Siemens could have a material adverse effect on the business of the Company.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         INTRAOP MEDICAL CORPORATION


Date:  June 16, 2005                     By: /s/ Donald A. Goer
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                                             Donald A. Goer
                                             Chief Executive Officer